ACKNOWLEDGEMENT LETTER

Stockholders and Board of Directors
IMCO Recylcling, Inc.


We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-26641) pertaining to the Nonqualified Stock Option Plan of IMCO Recycling Inc. and the related Prospectus, in the Registration Statement (Form S-8 No. 33-34745) pertaining to the the IMCO Recycling Amended and Restated Stock Option Plan, in the Registration Statement (Form S-8 No. 33-76780) pertaing to the IMCO Recycling Inc. 1992 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-00075) pertaining to the IMCO Recycling Inc. Amended and Restated 1992 Stock Option Plan of our report dated May 2, 1996 relating to the unaudited condensed consolidated interim financial statements of IMCO Recycling Inc. which are included in its Form 10-Q for the quarter ended March 31, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the Registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

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